UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 7, 2016 (December 6, 2016)

Blue Nile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50763	91-1963165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 FIRST AVENUE SOUTH, SUITE 700

SEATTLE, WASHINGTON, 98104

(Address of principal executive offices, including zip code)

(206) 336-6700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously announced, on November 6, 2016, Blue Nile, Inc., a Delaware corporation (“Blue Nile” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BC Cyan Parent Inc., a Delaware corporation (“Parent”), and BC Cyan Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Bain Capital Fund XI, L.P.

Pursuant to the terms of the Merger Agreement, during the period from the date of the Merger Agreement until December 6, 2016 (the “Go-Shop Period”), the Company was permitted to solicit alternative acquisition proposals from third parties and provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals. As of the expiration of the Go-Shop Period, no third party submitted an alternative acquisition proposal to acquire Blue Nile. After the expiration of the Go-Shop Period, Blue Nile has, pursuant to the Merger Agreement, become subject to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative acquisition proposals.

Additional Information and Where to Find It

Blue Nile filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on November 29, 2016. Promptly after filing its definitive proxy statement with the SEC, Blue Nile will furnish to its stockholders the definitive proxy statement in connection with the proposed Merger. The proxy statement described above will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by Blue Nile through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of these documents from Blue Nile by contacting Blue Nile’s Investor Relations by e-mail at investor@bluenile.com, or by going to Blue Nile’s Investor Relations page on its corporate web site at http://investor.bluenile.com and clicking on the link titled “SEC Filings” under the “Financials & Filings” heading.

Participants in the Solicitation

Blue Nile and certain of its directors, executive officers, and certain other members of management and employees of Blue Nile may be deemed to be participants in the solicitation of proxies from the stockholders of Blue Nile in connection with the proposed Merger. Information regarding these individuals and other persons who may be deemed to be participants in the solicitation of proxies, as well as any interests they may have in the transaction described herein, will be included in the proxy statement described above. Additional information regarding Blue Nile’s directors and executive officers is also included in Blue Nile’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2016. These documents are available free of charge as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

By:	/s/ Lauren Neiswender
Lauren Neiswender General Counsel and Corporate Secretary

Date: December 7, 2016